Exhibit 99

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Bradley S. Vizi
Pennsauken, NJ 08109	info@rcmt.com	Executive Chairman
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES

THIRD QUARTER RESULTS

Pennsauken, NJ – November 9, 2022 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, specialty health care, and information technology services, today announced financial results for the thirteen and thirty-nine weeks ended October 1, 2022.

RCM Technologies reported revenue of $58.2 million for the thirteen weeks ended October 1, 2022 (the current period), an increase of 27.9% compared to $45.5 million for the thirteen weeks ended October 2, 2021 (the comparable prior-year period). Gross profit was $17.4 million for the current period, a 42.1% increase compared to $12.2 million for the comparable prior-year period.  The Company experienced GAAP operating income of $4.8 million for the current period compared to $3.7 million for the comparable prior-year period.  The Company experienced GAAP net income of $3.5 million, or $0.33 per diluted share, for the current period compared to $2.8 million, or $0.24 per diluted share, for the comparable prior-year period. The Company experienced adjusted EBITDA of $4.8 million for the current period compared to $1.8 million for the comparable prior-year period.

RCM Technologies reported revenue of $214.5 million for the thirty-nine weeks ended October 1, 2022 (the current period), an increase of 54.3% compared to $139.0 million for the thirty-nine weeks ended October 2, 2021 (the comparable prior-year period). Gross profit was $62.5 million for the current period, a 76.8% increase compared to $35.3 million for the comparable prior-year period.  The Company experienced GAAP operating income of $22.0 million for the current period compared to $7.0 million for the comparable prior-year period.  The Company experienced GAAP net income of $16.1 million, or $1.52 per diluted share, for the current period compared to $5.0 million, or $0.43 per diluted share, for the comparable prior-year period. The Company experienced adjusted EBITDA of $22.5 million for the current period compared to $5.8 million for the comparable prior-year period.

Bradley Vizi, Executive Chairman of RCM Technologies, commented, “RCM delivered continued strong performance in our seasonally challenged third quarter. I am proud of the team's execution; our results demonstrate RCM's leverageable business model, driven by our unwavering commitment to delivering value for our world-class client base.”

Kevin Miller, Chief Financial Officer of RCM Technologies, commented, “We continue to deliver on EBITDA-driven growth initiatives, with third-quarter and year-to-date adjusted EBITDA growing by 162% and 290%, respectively, over the prior year. Also, our strong balance sheet affords us strategic optionality to act opportunistically and drive continued value creation.”

Conference Call

On Thursday, November 10, 2022, RCM Technologies will host a conference call to discuss these results. The call will begin at 11:30 a.m. Eastern Time. The dial-in number is (800) 285-6670.

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in delivering these solutions to commercial and government sectors. RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM's offices are located in major metropolitan centers throughout North America and Serbia. Additional information can be found at www.rcmt.com.

The statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995. They are subject to various risks, uncertainties, and other factors that could cause the Company’s actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to the impact of the COVID-19 pandemic, demand for the Company’s services, expectations regarding our future revenues and other financial results, our pipeline, and potential project wins, and our expectations for growth in our business. Such statements are based on current expectations that involve several known and unknown risks, uncertainties, and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties, and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties, and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Thirteen Weeks Ended
	October 1, 2022	October 2, 2021
Revenue	$58,152	$45,471
Cost of services	40,794	33,257
Gross profit	17,358	12,214
Selling, general and administrative	12,551	10,382
Depreciation and amortization of property and equipment	266	250
Amortization of acquired intangible assets	-	6
Gain on sale of assets	(219)	(2,151)
Operating income	4,760	3,727
Other (income) expense, net	(55)	16
Income before income taxes	4,815	3,711
Income tax expense	1,297	959
Net income	$3,518	$2,752

Diluted net earnings per share data	$0.33	$0.24

	Thirty-Nine Weeks Ended
	October 1, 2022	October 2, 2021
Revenue	$214,459	$138,953
Cost of services	151,998	103,623
Gross profit	62,461	35,330
Selling, general and administrative	39,962	29,566
Depreciation and amortization of property and equipment	729	775
Amortization of acquired intangible assets	-	95
Gain on sale of assets	(219)	(2,151)
Operating income	21,989	7,045
Other expense, net	(31)	229
Income before income taxes	22,020	6,816
Income tax expense	5,968	1,801
Net income	$16,052	$5,015

Diluted net earnings per share data	$1.52	$0.43

RCM Technologies, Inc.

Summary Consolidated Selected Balance Sheet Data

(In Thousands)

	October 1, 2022	January 1, 2022
	(Unaudited)
Cash and cash equivalents	$761	$235
Accounts receivable, net	$50,786	$48,240
Total current assets	$55,578	$51,971
Total assets	$76,809	$72,852
Total current liabilities	$36,551	$29,857
Borrowings under line of credit	$1,160	$14,151
Total liabilities	$40,086	$46,883
Stockholders’ equity	$36,723	$25,969

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis

(Unaudited)

(In Thousands)

The following non-GAAP measures, which adjust for the categories of expenses described below, are non-GAAP financial measures.  Our management believes that these non-GAAP financial measures (“EBITDA” and “Adjusted EBITDA”) are useful information for investors, shareholders, and other stakeholders of our Company in gauging our results of operations on an ongoing basis and to enhance investors’ overall understanding of our current financial performance and period-to-period comparisons.  EBITDA and Adjusted EBITDA should not be considered an alternative to net income as an indicator of performance.  In addition, EBITDA and Adjusted EBITDA do not take into account changes in certain assets and liabilities and interest and income taxes that can affect cash flows.  We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read-only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The following unaudited table presents the Company’s GAAP net income and the corresponding adjustments used to calculate EBITDA and Adjusted EBITDA for the thirteen and thirty-nine weeks ended October 1, 2022 and October 2, 2021.

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
GAAP net income	$3,518	$2,752	$16,052	$5,015
Income tax expense	1,297	959	5,968	1,801
Interest expense	35	64	201	307
Change in fair value of contingent consideration	-	-	-	52
Depreciation of property and equipment	266	250	729	775
Amortization of acquired intangible assets	-	6	-	95
EBITDA (non-GAAP)	$5,116	$4,031	$22,950	$8,045

Adjustments
Gain on sale of assets	(219)	(2,151)	(219)	(2,151)
Gain on foreign currency transactions	(90)	(48)	(232)	(130)
Adjusted EBITDA (non-GAAP)	$4,807	$1,832	$22,499	$5,764

RCM Technologies, Inc.

Summary of Selected Income Statement Data

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended October 1, 2022
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$20,922	$27,997	$9,233	$58,152
Cost of services	15,594	19,014	6,186	40,794
Gross profit	$5,328	$8,983	$3,047	$17,358
Gross profit margin	25.5%	32.1%	33.0%	29.8%

	Thirteen Weeks Ended October 2, 2021
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$16,482	$19,646	$9,343	$45,471
Cost of services	12,694	14,115	6,448	33,257
Gross profit	$3,788	$5,531	$2,895	$12,214
Gross profit margin	23.0%	28.2%	31.0%	26.9%

	Thirty-Nine Weeks Ended October 1, 2022
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$61,726	$123,638	$29,095	$214,459
Cost of services	45,653	86,772	19,573	151,998
Gross profit	$16,073	$36,866	$9,522	$62,461
Gross profit margin	26.0%	29.8%	32.7%	29.1%

	Thirty-Nine Weeks Ended October 2, 2021
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$47,882	$63,723	$27,348	$138,953
Cost of services	36,875	47,564	19,184	103,623
Gross profit	$11,007	$16,159	$8,164	$35,330
Gross profit margin	23.0%	25.4%	29.9%	25.4%

RCM Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended
	October 1, 2022	October 2, 2021
Net income	$3,518	$2,752
Adjustments to reconcile net income to cash used in operating activities	364	(1,400)
Changes in operating assets and liabilities:
Accounts receivable	(5,155)	(8,536)
Prepaid expenses and other current assets	169	1,414
Net of transit accounts receivable and payable	(788)	(1,328)
Accounts payable and accrued expenses	2,064	860
Accrued payroll and related costs	1,187	2,025
Right of use liabilities	(257)	(392)
Income taxes payable	(361)	251
Deferred revenue	(621)	2,944
Deposits	(11)	(12)
Total adjustments	(3,409)	(4,174)
Net cash provided by (used in) operating activities	$109	($1,422)

Net cash (used in) provided by investing activities	(123)	6,202
Net cash used in financing activities	(2,293)	(3,327)
Effect of exchange rate changes	(44)	(32)
Increase in cash and cash equivalents	($2,351)	$1,421

	Thirty-Nine Weeks Ended
	October 1, 2022	October 2, 2021
Net income	$16,052	$5,015
Adjustments to reconcile net income to cash used in operating activities	1,550	1,133
Changes in operating assets and liabilities:
Accounts receivable	(1,590)	(9,602)
Prepaid expenses and other current assets	603	3,090
Net of transit accounts receivable and payable	(998)	(1,449)
Accounts payable and accrued expenses	1,479	2,523
Accrued payroll and related costs	4,235	1,794
Right of use liabilities	(1,183)	(1,380)
Income taxes payable	2,574	259
Deferred revenue	(1,858)	3,522
Deposits	-	(6)
Total adjustments	4,812	(116)
Net cash provided by operating activities	$20,864	$4,899

Net cash (used in) provided by investing activities	(576)	6,020
Net cash used in financing activities	(19,468)	(8,751)
Effect of exchange rate changes	(294)	(82)
Increase in cash and cash equivalents	$526	$2,086